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                                                                   EXHIBIT 99.1


  JEFFERSON BANCSHARES, INC. ANNOUNCES EARNINGS FOR THE QUARTER AND YEAR ENDED
                                 JUNE 30, 2008

Morristown, Tennessee -- (July 31, 2008) - Jefferson Bancshares, Inc. (NASDAQ:
JFBI), the holding company for Jefferson Federal Bank, announced net income of $494,000, or $0.09 per diluted share, for the quarter ended June 30, 2008, compared to net income of $598,000, or $0.10 per diluted share, for the quarter ended June 30, 2007. The decrease in net income was attributable to a decrease in net interest income and an increase in both the provision for loan losses and noninterest expense, partially offset by an increase in noninterest income.

Financial results for the year ended June 30, 2008 included a $667,000 non-cash charge to deferred income tax expense to establish a valuation allowance against deferred tax assets. The deferred tax asset written down was the charitable contribution carryforward directly attributable to the contribution made to the Jefferson Federal Charitable Foundation in connection with the Company's public offering in July 2003. The tax benefit of the contribution may not be fully utilized based on our assessment of future taxable income within the time allowed by the Internal Revenue Service. This charge to deferred income tax expense resulted in net income of $1.2 million, or $0.22 per diluted share, for the year ended June 30, 2008 compared to net income of $1.7 million, or $0.28 per diluted share, for the year ended June 30, 2007. Excluding this tax charge, core net earnings were $1.9 million, or $0.33 per diluted share, for the year ended June 30, 2008 compared to GAAP earnings of $1.7 million, or $0.28 per diluted share, for the corresponding 2007 period. (1)

Anderson L. Smith, President and Chief Executive Officer, commented, "We are pleased to report solid core financial results for the quarter and fiscal year, given a challenging operating environment and competitive pressures. Economic conditions have resulted in weakened loan demand; however our asset quality remains solid as evidenced by a non- performing loans to total loans ratio of 0.11% at June 30, 2008 compared to 0.09% and 0.13% for the previous two fiscal years. We continue to focus on improving our core earnings while maintaining sound asset quality."

Net interest income decreased $115,000, or 3.9%, to $2.8 million for the quarter ended June 30, 2008 from the corresponding period in 2007. The interest rate spread and net interest margin for the quarter ended June 30, 2008 were 3.09% and 3.73%, respectively, compared to 3.04% and 3.84%, respectively, for the same period in 2007. The decrease in net interest income was driven by lower interest rates.

For the year ended June 30, 2008, net interest income increased $254,000, or 2.2%, to $11.6 million. The interest rate spread and net interest margin for the year ended June 30, 2008 were 3.00% and 3.73%, respectively, compared to 2.93% and 3.73%, respectively, for the same period in 2007. The increase in net interest income was attributable to a decrease in interest expense. Interest expense decreased $412,000, or 4.3%, to $9.2 million for the year ended June 30, 2008 primarily due to a lower average balance and decreased cost of borrowings.

Noninterest income increased $49,000, or 14.7%, to $383,000 for the three months ended June 30, 2008 and increased $165,000, or 12.2%, to $1.5 million for the year ended June 30, 2008 compared to the corresponding 2007 periods. The largest increase in noninterest income for both periods was in service charges and fees, which increased $98,000, or 70.5%, for the three months ended June 30, 2008 and increased $246,000, or 47.1%, for the year ended June 30, 2008.

Noninterest expense increased $76,000, or 3.1%, to $2.5 million for the three-month period ended June 30, 2008 and decreased $181,000, or 1.8%, to $9.9 million for the year ended June 30, 2008 compared to the corresponding periods in 2007. Compensation and benefits expense decreased $129,000, or 8.7%, to $1.4 million for the three-month period ended June 30, 2008 and decreased $493,000, or 8.2%, to $5.5 million for the year ended June 30, 2008 due to a lower number of employees.

Nonperforming assets totaled $768,000, or 0.23% of total assets at June 30, 2008, compared to $526,000, or 0.15% of total assets at June 30, 2007. The increase in nonperforming assets was due to increases in both foreclosed real estate and nonperforming loans. Net charge-offs for the quarter ended June 30, 2008 were $49,000, or 0.07% of average loans on an annualized basis, compared to $94,000, or 0.14% of average loans on an annualized basis, for the same period in 2007. The allowance for loan losses was $1.8 million, or 0.65%, of total gross loans, at June 30, 2008 compared to $2.0 million, or 0.71%, of total gross loans at June 30, 2007. A provision for loan losses of $80,000 was recorded for the three months ended June 30, 2008 due to current economic conditions, compared to no provision for the comparable period in 2007.

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Total assets at June 30, 2008 were $330.3 million compared to $339.7 million at
June 30, 2007. For fiscal 2008, net loans receivable increased $7.6 million, or 2.8%, to $282.5 million, primarily due to increases in commercial loans. Total deposits increased $3.5 million, or 1.6%, to $223.6 million at June 30, 2008 as a result of a $17.3 million increase in transaction accounts, more than offsetting a $13.8 million decrease in certificates of deposit. Changes in the deposit mix were attributable to a continued emphasis on increasing the number of retail and business transaction accounts while reducing reliance on higher costing certificates of deposit. Federal Home Loan Bank advances decreased $11.8 million to $33.0 million at June 30, 2008, compared to $44.8 million at June 30, 2007. Proceeds from called investment securities were used to repay advances during the year ended June 30, 2008.

Total stockholders' equity amounted to $72.8 million at June 30, 2008 compared to $73.6 million at June 30, 2007. Book value per common share was $11.72 at June 30, 2008 compared to $11.49 at June 30, 2007. The Company declared a $0.06 per share dividend, totaling $372,000, to shareholders of record on June 30, 2008.

Jefferson Bancshares, Inc. is the holding company for Jefferson Federal Bank, a federally-chartered stock thrift institution headquartered in Morristown, Tennessee. Jefferson Federal is a community oriented financial institution offering traditional financial services with offices in Hamblen and Knox Counties, Tennessee. The Company's stock is listed on the NASDAQ Global Market under the symbol "JFBI." More information about Jefferson Bancshares and Jefferson Federal Bank can be found at its website: www.jeffersonfederal.com.

This press release, as well as other written communications made from time to time by the Company and its subsidiaries and oral communications made from time to time by authorized officers of the Company, may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the "PSLRA"). Such forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," "intend" and "potential." For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

The Company cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and geopolitical conditions; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services and other factors that may be described in the Company's annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

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                           JEFFERSON BANCSHARES, INC.
                  RECONCILIATION OF GAAP AND CORE NET EARNINGS
                                   (Unaudited)

(1) While core net earnings is not a measure of performance calculated in accordance with GAAP, the Company believes that this measure is important for the year ended June 30, 2008 to convey to investors the Company's earnings for this period absent the $667,000 non-cash charge to deferred income tax expense to establish a valuation allowance against deferred tax assets during the year ended June 30, 2008. The valuation allowance was related to the charitable contribution carryforward directly attributable to the Company's contribution to the Jefferson Federal Charitable Foundation in July 2003. The Company calculated its core net earnings for the year ended June 30, 2008 by subtracting this $667,000 non-cash charge from net income for the period. Core net earnings should not be considered in isolation or as a substitute for net income, cash flows from operating activities or other income or cash flow statement data calculated in accordance with GAAP. Moreover, the manner in which the Company calculates core net earnings may differ from that of other companies reporting measures with similar names. Reconciliation of the Company's GAAP and core net earnings for the year ended June 30, 2008 follows.

                                                    Year Ended
                                                     June 30,
                                                 2008          2007
                                                ----          ----
                                                (Dollars in thousands,
                                                except per share data)

GAAP net earnings                                $  1,247    $  1,691
Plus: non-cash charge to deferred income
    tax expense                                  $    667    $      0
                                                 --------    --------
Core net earnings                                $  1,914    $  1,691
                                                 ========    ========


GAAP earnings per diluted share                  $   0.22    $   0.28
Plus: non-cash charge to deferred income
    tax expense                                  $   0.11    $   0.00
                                                 --------    --------
Core net earnings per diluted share              $   0.33    $   0.28
                                                 ========    ========

                                             JEFFERSON BANCSHARES, INC.

                                                    AT          AT
                                                 JUNE 30,    JUNE 30,
                                                   2008        2007
                                                 --------    --------
                                                (Dollars in thousands)

FINANCIAL CONDITION DATA:
Total assets                                    $330,265     $339,703
Loans receivable, net                            282,483      274,881
Cash and cash equivalents, and
    interest-bearing deposits                     17,616        7,734
Investment securities                              3,478       27,278
Deposits                                         223,552      220,082
Borrowings                                        33,000       44,800
Stockholders' equity                            $ 72,777     $ 73,644

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

                                                             THREE MONTHS ENDED                            YEAR ENDED
                                                                  JUNE 30,                                   JUNE 30,
                                                        2008                  2007                  2008                  2007
                                                    ----------            ----------            -----------           ----------
                                                                  (Dollars in thousands, except per share data)
OPERATING DATA:
Interest income                                     $    4,746            $    5,417            $   20,846            $   21,004
Interest expense                                         1,910                 2,466                 9,248                 9,660
Net interest income                                      2,836                 2,951                11,598                11,344
Provision for loan losses                                   80                     -                   451                    30
Net interest income after
   provision for loan losses                             2,756                 2,951                11,147                11,314
Noninterest income                                         383                   334                 1,520                 1,355
Noninterest expense                                      2,492                 2,416                 9,889                10,070
Earnings before income taxes                               647                   869                 2,778                 2,599
Total income taxes                                         153                   271                 1,531                   908
Net earnings                                        $      494            $      598            $    1,247            $    1,691


SHARE DATA:
Earnings per share, basic                           $     0.09            $     0.10            $     0.22            $     0.28
Earnings per share, diluted                         $     0.09            $     0.10            $     0.22            $     0.28
Dividends per share                                 $     0.06            $     0.06            $     0.24            $     0.24
Book value per common share                         $    11.72            $    11.49            $    11.72            $    11.49
Weighted average shares:
    Basic                                            5,645,304             5,916,839             5,717,375             5,977,094
    Diluted                                          5,645,304             5,916,839             5,717,375             5,977,094



                                                 YEAR ENDED JUNE 30,
                                             2008                  2007
                                          ---------             ----------
                                                (Dollars in thousands)

ALLOWANCE FOR LOAN LOSSES:
Allowance at beginning of period           $ 1,955               $ 2,172
Provision for loan losses                      451                    30
Recoveries                                     114                   127
Charge-offs                                   (684)                 (374)
                                          --------              --------
Net Charge-offs                               (570)                 (247)
                                          --------              --------
Allowance at end of period                 $ 1,836               $ 1,955
                                          ========              ========

Net charge-offs to average
   outstanding loans during
   the period, annualized                     0.20%                 0.09%
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                                           AT               AT
                                        JUNE 30,         JUNE 30,
                                          2008             2007
                                       ---------        ---------
                                          (Dollars in thousands)
NONPERFORMING ASSETS:
Nonaccrual loans:
    Real estate                          $ 139              $ 251
    Commercial business                    162                  -
    Consumer                                 -                  -
                                        ------             ------
       Total                               301                251
                                        ------             ------
Real estate owned                          462                275
Other nonperforming assets                   5                  -
                                        ------             ------

Total nonperforming assets               $ 768              $ 526
                                        ======             ======


                                              YEAR ENDED        YEAR ENDED
                                               JUNE 30,          JUNE 30,
                                                 2008              2007
                                              ----------        ----------

PERFORMANCE RATIOS:
Return on average assets                         0.37%              0.51%
Return on average equity                         1.69%              2.28%
Interest rate spread                             3.00%              2.93%
Net interest margin                              3.73%              3.73%
Efficiency ratio                                75.38%             79.11%
Average interest-earning assets to
    average interest-bearing liabilities       124.75%            125.18%

ASSET QUALITY RATIOS:
Allowance for loan losses as a
    percent of total gross loans                 0.65%              0.71%
Allowance for loan losses as a
    percent of nonperforming loans              609.97%            778.88%
Nonperforming loans as a percent
    of total loans                                0.11%              0.09%
Nonperforming assets as a percent
    of total assets                               0.23%              0.15%


Contacts:   Jefferson Bancshares, Inc.
            Anderson L. Smith, President and Chief Executive Officer
              423-586-8421
            Jane P. Hutton, Chief Financial Officer
              423-586-8421